EXHIBIT 10.1

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                              THE BANK OF NEW YORK
                                  [Letterhead]


                                                              October 30, 1995

New England Home Care, Inc.
c/o National Home Health Care Corp.
700 White Plains Road, Suite 363
Scarsdale, New York 10583

                 Re:         The Bank of New York to New England Home Care, Inc.
                             $2,000,000.00 Secured Advised Line of Credit

Gentlemen:

           The Bank of New York (the "Bank) is pleased to advise you that it is prepared to offer a secured advised line of credit (the "Line") to New England Home Care, Inc. (the "Company") pursuant to the terms and conditions herein set forth. Under the Line, the Bank will consider making loans (the "Loans") to the Company of which the aggregate principal amount of Loans at any one time outstanding, shall not exceed the lesser of the Borrowing Base (as hereinafter defined) or $2,000,000.00. This Line means that the Bank will perform an ongoing credit review to enable it to respond quickly to any request for Loans which the Company may make. The issuance of this letter and the Line is not a commitment and does not in any way obligate the Bank to make loans or grant any credit.

           Any Loan extended under the Line will be subject to the terms and conditions herein contained and such additional terms and conditions as the Bank may require at the time the Company requests a Loan and must be evidenced by documents in form and substance satisfactory to the Bank.

           Prior to the making of any Loan hereunder, the Bank must have received, at minimum, the following support, in form and content satisfactory to the Bank, which must remain in place as long as any Loan is outstanding and the Company must be in compliance with the following terms and conditions:

           1.        SECURITY:

                     (i) Receipt by the Bank of a perfected first priority security interest in all of the personal property and assets of the Company and of National Home Health Care Corp. and Nurse Care, Inc.;


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                     (ii)         Receipt by the Bank of the joint and several,
                     unconditional corporate guaranties of payment (the "Guaranties") of National Home Health Care Corp. and
                     Nurse Care, Inc. (collectively the "Corporate
                     Guarantors") of all indebtedness and obligations of the Company to the Bank.

           2. FINANCIAL STATEMENTS. To enable the Bank to carry out an ongoing financial review, the Company must furnish the following:

                     (i) within 90 days after the end of each fiscal year of the Company and the Corporate Guarantors, and audited consolidated and internal consolidating financial statement, a balance sheet of the Company and the Corporate Guarantors as of the end of such fiscal year and a income statement and statements of cash flows and retained earnings for such fiscal year, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior fiscal year audited by independent certified public accountants selected by the Company and acceptable to the Bank;

                     (ii) within 60 days after the end of each quarter of the Company and the Corporate Guarantors, an unaudited consolidated and internal consolidating financial statement, a balance sheet of the Company and the Corporate Guarantors as of the end of such interim period and an income statement and statements of cash flows and retained earnings for such interim period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the prior interim period audited by independent certified public accountants selected by the Company and acceptable to the Bank;

                     (iii) no later than the 5th day of each month and, together with any request for a Loan hereunder, a detailed listing prepared by the Company of all accounts receivable outstanding with a summary of the dates due, and confirmation of the value of inventory held by the Company;

                     (iv) no later than the 5th day of each month and together with any request for a Loan hereunder, a Borrowing Base Certificate in the form attached hereto as Exhibit A;

                     (v) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or Corporate Guarantor or any of their Subsidiaries which, if determined adversely to the Company or any such Corporate Guarantor or any such

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                     Subsidiary  could  have a  material  adverse  effect on the financial condition, properties, or operations of the Company, any Corporate Guarantor or such Subsidiary;

                     (vi) prior to the payment thereof, notice of any intended payment of dividends to shareholders as permitted by the provisions of this agreement;

                     (vii) such other information respecting the condition or operations, financial or otherwise, of the Company and the Corporate Guarantors as the Bank may from time to time reasonably request.

           3. LOANS. All Loans made under the Line shall be evidenced by a credit line grid note prepared by the Bank's counsel in the form and content satisfactory to the Bank. The Bank shall have the right to make notations on the note evidencing all loans and prepayments made under the Line and the Bank's notations shall be deemed correct absent manifest error. Each Loan under the line shall be made subject to the terms and conditions contained herein to the Company in increments of not less than $25,000.00 and upon at least one (1) business day prior written notice to the Bank.

           4. INTEREST RATE AND CHARGES. Interest on the Loans made under this Line shall accrue on each loan from and including the date of each advance to, but excluding, the date of repayment in full of such amount, in lawful money of the United States, and in immediately available funds, payable on the first day of each calendar month, at a floating interest rate per annum (the "Floating Rate") equal at all time to the Alternate Base Rate. For the purposes of this letter, the term "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Commercial Lending Rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. For the purposes of this letter, the term "Prime Commercial Lending Rate" shall mean that rate of interest from time to time announced by the Bank of New York as its prime commercial lending rate. Any change in the interest rate resulting from a change in the Prime Commercial lending Rate or the Federal Funds Rate shall be effective at the beginning of the day on which such change in the Prime Commercial Lending Rate or the Federal Funds Rate becomes effective.

           The principal of any Loan, if not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from and including the date due to but excluding the date paid in full at the rate of 5% plus the Floating Rate set forth above.




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           The Bank  shall  have the right to impose a late  charge of 4% of any installment if any payment under any Loan is received 15 days or more after it is due. No acceleration of the Loans will be required in order to impose this rate. This rate will be in addition to and not in lieu of any other rate imposition.

           5. PREPAYMENTS. Except for borrowings which exhaust the full remaining amount of the Line, and prepayments which result in the prepayment of all Loans outstanding under the Line, each borrowing or prepayment of principal under the Line shall be in an amount at least equal to $25,000.00. The Company shall have the right to prepay the Loans and reborrow under the Line, subject to the conditions set forth herein, at any time or from time to time prior to the Expiration Date (as hereinafter defined).

           6.  FINANCIAL COVENANTS.

               (i) The Company and the Corporate Guarantors agree that, so long as the Line is in effect and any of the Loans remain outstanding, the Company and the Corporate Guarantors, on a consolidated basis, will maintain a Minimum Net Worth of $1,000,000. The term "Minimum Net Worth" shall mean the excess of Assets over Liabilities which includes common stock, additional paid in capital and retained earnings.

               (ii) The Company and the Corporate  Guarantors shall not, without
               the  Bank's   prior   written   consent   incur  any   additional
               indebtedness with any other institutional lender.

           7. BORROWING BASE. The amount of loans outstanding under the Line shall not exceed the lesser of the Borrowing Base or $2,000,000.00 at any time. As used herein, the term "Borrowing Base" shall mean (a) eighty percent (80%) of the Company's Eligible Accounts Receivable not more than 90 days past due from time to time outstanding plus (b) fifty (50%) of the Company's Estimated Unbilled Accounts Receivable for the Company's previous month. For the purposes of this letter, the term "Eligible Accounts Receivable" shall mean those accounts arising out of the sale or lease of goods or the rendering of services by the Company in the ordinary course of business to persons or entities other than the Corporate Guarantors or subsidiaries which have been outstanding for not more than 90 days from invoice date. For the purposes of this letter, the term "Estimated Unbilled Accounts Receivable" shall mean estimated unbilled accounts receivable for the immediately preceding month for which the calculation of the Borrowing Base is being made. The Borrowing Base shall be calculated pursuant to the Borrowing Base Certificate set forth on Exhibit A attached hereto. In the event that the amount of Loans outstanding hereunder ever exceed the Borrowing Base, the Company shall, within five (5) days of written notice thereof from the Bank, prepay the outstanding Loans in such an amount as would be

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necessary to bring the amount  outstanding under the Line in compliance with the terms and conditions hereof.

           8. EXPIRATION. Notwithstanding anything to the contrary contained herein and in addition to the other rights and remedies herein provided, the Line shall be reviewed by the Bank on December 31, 1995 (the "Expiration Date"). At such time, the Bank shall have the right, exercisable in our sole discretion, to make no additional advances under the Line and to demand immediate payment in full of the outstanding principal balance of all Loans advanced hereunder, together with all accrued interest thereon.

           9. MATURITY. In addition to the monthly payments of interest hereinabove set forth and the other provisions contained herein pursuant to which the Bank shall have the right to accelerate repayment of the Loans, the outstanding principal balance of Loans under the Line and any accrued and unpaid interest shall be due and payable, unless extended by the Bank in their sole and absolute discretion, on the Expiration Date.

           10. DEFAULTS. If (a) there shall be any material adverse change in the business or property of the Company or the Corporate Guarantors; or (b) the Company or any of the Corporate Guarantors shall default under or fail to comply with any of the terms and conditions contained herein or in any note, security agreement, guaranty or other document executed in connection herewith (the "Facility Documents"); or (c) an Event of Default shall occur under any other document or instrument executed and delivered by the Company or the Corporate Guarantors to the Bank in connection with this or any other financing; or (d) the Company's medicare and/or medicaid certification shall be discontinued (all of the foregoing of which shall be collectively referred to as an "Event of Default") then, in such event, the Bank shall have the right, without notice and without regard to the other provisions contained herein, to decline to make any other Loans hereunder and to declare all Loans outstanding hereunder immediately due and payable.

           11. Additional Terms and Conditions. In addition to the other terms and conditions herein contained, the Line shall also be subject to the following terms and conditions:

               (i) Receipt and approval by the Bank of an audited seven (7) month (7/31/95) financial statement of Nurse Care, Inc. on or before October 31, 1995;

               (ii) Receipt and approval by the Bank of a statement from the Company satisfactorily explaining the basis for an existing $901,000 reserve for 3rd party settlements; and


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               (iii)  Receipt and approval by the Bank of the  10/31/95  interim financial statements on a consolidating basis for the Company and the Corporate Guarantors; and

               (iv) Receipt by the Bank, prior to the making of any Loans hereunder of the certificate of incorporation, by-laws and good standing certificates for each of the Company and the Corporate Guarantors, together with such resolutions and certificates as the Bank and its counsel shall require in form and content satisfactory to the Bank and its counsel authorizing and evidencing the execution and delivery of the Facility Documents and the Loans to be made hereunder; and

               (v) Receipt by the Bank of evidence satisfactory to the Bank and its counsel that all prior security interests in any or all of the assets of the Company or the Corporate Guarantors have been terminated and that the Bank has been granted a first priority perfected security interest in all of the assets of the Company and the Corporate Guarantors; and

               (vi) Receipt by the Bank of documentation prepared by the Bank's counsel in form and content satisfactory to the Bank and its counsel including, but not limited to, amendments to existing loan documents, additional guaranties, additional security agreements and such other agreements as shall be required to cross-collateralize, cross-default and cross-guarantee all obligations of the company and the Corporate Guarantors.

           This Line is issued subject to the terms and conditions herein contained and to the Bank, in its sole discretion, continuing to be satisfied with the Company's and the Corporate Guarantors' financial condition and economic prospects; and the Company's and the Corporate Guarantors' maintenance of a satisfactory relationship with the Bank.

           This letter is for the Company's information only and is not to be shown to or relied upon by third parties. This letter constitutes the entire understanding between the Bank and the Company, and supersedes all prior discussion.

           Please acknowledge your understanding of the above by signing and returning the original copy of this letter.

                                                   THE BANK OF NEW YORK


                                                   By: /s/ John Gusciora
                                                       ---------------------
                                                       Name:  John Gusciora
                                                       Title: Vice President


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ACKNOWLEDGED AND CONSENTED TO:

NEW ENGLAND HOME CARE, INC.

By: /s/ Thomas Smith, President
    ---------------------------

NATIONAL HOME HEALTH CARE CORP.

By: /s/ Robert P. Heller, C.F.O.
    ---------------------------

NURSE CARE, INC.

By: /s/  Steven Finerow
    ---------------------------


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                                    EXHIBIT A
                           BORROWING BASE CERTIFICATE

This certificate is a part of and subject to the terms and conditions set forth in a certain Line Letter dated October __, 1995 (the "Letter"), by and between the Bank of New York (the "Bank") and New England Home Care, Inc. (the "Company").

Terms used in this certificate shall have the same meaning as ascribed thereto in the Letter.

The undersigned officers of the Company certify that the information furnished herein as of ________, 1995 as to Eligible Accounts Receivable and as of __________, 1995, as to Estimated Unbilled Accounts Receivable is true and correct and that as of the date hereof no Event of Default, or event which after notice or lapse of time or both would be an Event of Default exists under the Letter.


I.             Computation of Borrowing Base
               A.       Eligible Accounts Receivable            $___________
               B.       80% of Line A                           $___________
               C.       Value of Estimated Unbilled
                        Accounts Receivable for the
                        month of _______ (the month
                        immediately preceding the               $___________
                        month of this certificate)
               D.       50% of Line C                           $___________
               E.       Borrowing Base (Line B +                $___________
                        Line D)

II.            Aggregate Principal balance of
               Loans outstanding                                $___________
III.           Commitment Available or Amount
               Due
               A.       If line II is greater than
                        line I(E), Amount Due.  If
                        line II is less than line               $___________
                        IE, Amount Available


                                          NEW ENGLAND HOME CARE, INC.


                                          By:_______________________________

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